EXHIBIT 10.4.2
FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of February 28, 2006, but effective as of February 28, 2005 (“Effective Date”), by and between Immediatek, Inc., a Nevada corporation (“Buyer”), and Moving Records, LLC, a Minnesota limited liability company (“Seller”).
RECITALS:
     WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of February 28, 2005 (the “Purchase Agreement”); and
     WHEREAS, Buyer and Seller desire to amend the Purchase Agreement to clarify certain assumed and excluded liabilities set forth in the Purchase Agreement.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Amendments to the Purchase Agreement. (a) Item g. under the section of the Purchase Agreement titled “Liabilities Assumed and Excluded” is hereby deleted in its entirety and replaced with the following:
     “g.. In addition to the debt referenced immediately above, Buyer hereby expressly assumes the account payable liability of Seller to Copycats in the aggregate amount of $13,973.39. Repayment terms are to be negotiated directly with Copycats in a separate document.”
     (b) Item h. is hereby added immediately following Item g. under the section of the Purchase Agreement titled “Liabilities Assumed and Excluded”:
     “h. Buyer hereby expressly assumes Seller’s or such other person’s obligations under that certain promissory note made in favor of Community Bank, the repayment of which is secured by that certain International Series 9200 truck (VIN: 2HSCDATN3YC061112).”
2. Miscellaneous.

     (a) Effect of Amendment. Buyer and Seller hereby agree and acknowledge that, except as provided in this Amendment, the Purchase Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of Buyer and Seller that this Amendment and the Purchase Agreement be read, construed and interpreted as one and the same instrument. To the extent that any conflict exists between this Amendment and the Purchase Agreement, the terms of this Amendment shall control and govern.
     (b) This Amendment, together with the Purchase Agreement, constitute the entire agreement and understanding of the parties in respect of the subject matter hereof and supersede all prior or contemporaneous understandings, agreements or representations by or among the parties, written or oral, to the extent that they relate in any way to the subject matter hereof.
     (c) This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the day and year first above written, but effective as of the Effective Date.

BUYER:	Immediatek, Inc., a Nevada corporation

	By:	/s/ Zach Bair
	Name:	Zach Bair
	Title:	Chief Executive Officer

SELLER:	Moving Records, LLC, a Minnesota limited liability company

	By:	/s/Wes Schuck
	Name:	Wes Schuck
	Title:	Chief Executive Officer